As filed with the Securities and Exchange Commission on July 23, 2013
                                                     Registration No. 333-188610

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NUMBER 2

                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   Zlato Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                              7372
  (State or jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification No.)

                   Mlynska 28, 040 01 Kosice, Slovak Republic
                                Ph: 646-875-5747
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    State Agent and Transfer Syndicate, Inc.
                             112 North Curry Street
                           Carson City, NV 89703-4934
                                Ph: 775-882-1013
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                                 Thomas E. Puzzo
                      Law Offices of Thomas E. Puzzo, PLLC
                                3823 44th Ave. NE
                            Seattle, Washington 98105
                            Telephone: (206) 522-2256
                               Fax: (206) 260-0111

Approximate date of commencement of proposed sale to the public - As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [  ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
Title of Each Class                          Proposed Maximum       Proposed Maximum        Amount of
of Securities To          Amount To Be        Offering Price       Aggregate Offering     Registration
  Be Registered            Registered          Per Share                 Price (1)             Fee
------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.001               1,000,000             $0.05                   $50,000             $6.82
======================================================================================================

(1) There is no current market for the securities. The price at which the shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THE REGISTRANT MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION DATED _________, 2013

                             PRELIMINARY PROSPECTUS

                                   ZLATO INC.
               1,000,000 SHARES OF COMMON STOCK AT $0.05 PER SHARE

This Prospectus relates to the offer and sale of a maximum of 1,000,000 shares (the "Maximum Offering") of common stock, $0.001 par value, by Zlato Inc., a Nevada company ("we", "us", "our", "Zlato", "Company" or similar terms). This is the Company's initial public offering and there is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period. We will pay all expenses incurred in this Offering. We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,000,000 shares is a "best efforts" offering, which means that our sole director and officer will use her best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.05 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

This is a direct participation offering, since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.05 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is _________, 2013

                                TABLE OF CONTENTS

Prospectus Summary                                                           3
Risk Factors                                                                 5
Forward Looking Statements                                                  14
Plan of Distribution                                                        15
Use of Proceeds                                                             16
Determination of Offering Price                                             18
Dilution                                                                    18
Capitalization                                                              19
Description of Securities to be Registered                                  19
Interests of Named Experts and Counsel                                      21
Information with Respect to the Registrant                                  21
Description of Property                                                     29
Legal Proceedings                                                           29
Market for Common Equity and Related Stockholder Matters                    29
Where You Can Find More Information                                         31
Financial Statements                                                        32
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                      32
Changes In Disagreements With Accountants On Accounting and
 Financial Disclosures                                                      38
Directors, Executive Officers, Promoters and Control Persons                38
Executive Compensation                                                      39
Security Ownership of Certain Beneficial Owners and Management              40
Certain Relationships and Related Transactions                              41
Indemnification                                                             41

Until ____________, 2013 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

DEALER PROSPECTUS DELIVERY OBLIGATION

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under "RISK FACTORS" and "USE OF PROCEEDS" sections, commencing on Page 5 and Page 16, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

CORPORATE BACKGROUND AND BUSINESS OVERVIEW

Our Company was incorporated in the State of Nevada on February 25, 2013 to engage in the development and sale of electronic medical record ("EMR") software for small and medium sized physician offices and clinics. Our principal executive offices are located at Mlynska 28, 040 01 Kosice, Slovak Republic. Our phone number is (646) 875-5747. We are a development stage company, we only just completed our first fiscal year end on March 31 and we have no subsidiaries. We are also a shell company as defined under Rule 405 in the Securities Act, because we currently have nominal operations and our assets consist solely of cash and cash equivalents.

We are in the early stages of developing our EMR software. We currently have no revenues, no operating history, and no users or revenues for our proposed software. Our plan of operations over the 12 month period following successful completion of our offering is to gain support for our concept and create fully functional EMR software. This product, when completed, will be commercially viable and available for commercial sale. Initially, the EMR software is planned to be a software tool that will collect and capture patient data electronically, and store it in a format that enables efficient access and viewing, and distribution by printing or email. We are also planning to design all data fields with a text-based editor to allow for physician and any other user notes to be easily entered and captured on the patient file. Our planned second phase product development will focus on interconnectivity of our EMR software with various third party vital signs monitors, such as blood pressure monitors or temperature monitors. We will achieve this by developing a sophisticated `software development kit', or software tool which will enable diagnostic manufacturers to have their vital sign monitors "speak" to our system, so that patient vital signs can be correctly and electronically captured in the EMR system. We believe this is very important to our long term survival and profitability, as it will increase clinical workflow, reduce clinic operating costs and reduce patient errors for our clients, and give us a competitive edge over our competitors.

Our current planned offering is only sufficient to complete development of the basic EMR software. We currently estimate that we will require an additional $200,000 for the commercial launch of our basic EMR software and subsequent to the completion of the basic EMR software, another 8-10 months and $50,000 to develop the software development kit for interoperability with third parties. (See "Business of the Company" and "Plan of Operations".)

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our officer and director. We received our initial funding of $15,000 through the sale of common stock to our officer and director, who purchased 5,000,000 shares at $0.003 per share.

We are an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Our financial statements from inception on February 25, 2013 through March 31, 2013 report no revenues and a net loss of $(555). Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The following is a brief summary of this Offering:

Securities being offered:     1,000,000 shares of common stock, par value $0.001

Offering price per share:     $0.05

Offering period:              The shares are being  offered  for a period not to
                              exceed  180 days  from the  effectiveness  of this
                              Prospectus,   unless  extended  by  our  Board  of
                              Directors for an additional 90 days.

Net proceeds to us *:         If 10% of the shares are sold  -  $(5,500)
                              If 25% of the shares are sold  -  $ 2,000
                              If 50% of the shares are sold  -  $14,500
                              If 75% of the shares are sold  -  $27,000
                              If 100% of the shares are sold -  $39,500

                              * net of estimated offering registration costs of $10,500. For further information on the Use of Proceeds, please to Page 16.

Number of shares outstanding
before the offering:
                              5,000,000
Number of shares outstanding
after the offering:           If 10% of the shares are sold -  5,100,000
                              If 25% of the shares are sold -  5,250,000
                              If 50% of the shares are sold -  5,500,000
                              If 75% of the shares are sold -  5,750,000
                              If the maximum number of
                              shares are sold               -  6,000,000

Registration costs            We estimate our total offering  registration costs
                              to be $10,500.

SUMMARY OF FINANCIAL INFORMATION

The summarized audited financial data presented below is derived from our audited financial statements (Please refer to Page F-1 in this prospectus) and related notes from February 25, 2013 to March 31, 2013.

                                                                   As at
                                                               March 31, 2013
                                                               --------------

Current Assets                                                    $ 14,445
Current Liabilities                                                     --
Shareholders' Equity                                              $ 14,445

                                                          From February 25, 2013
                                                               (inception) to
                                                               March 31, 2013
                                                               --------------

Revenue                                                           $     --
Net Loss                                                          $   (555)

We have just commenced our operations and are currently without revenue. Our accumulated deficit at March 31, 2013 was $(555). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

                                  RISK FACTORS

An investment in our securities is considered to be highly speculative due to various factors, including the nature of our business and the present stage of our development. An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment. In addition to the usual risks associated with investment in a business, you should carefully consider the following known material risk factors and all other information contained in this Prospectus before deciding to invest in our shares of common stock. If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected. Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

RISKS RELATING TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on February 25, 2013 and have very limited operations. We have not realized any revenues to date. Our proposed EMR software product is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to March 31, 2013 is $(555). Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and sale of our proposed product. We may fail to generate revenues in the future. If we cannot attract a significant number of users, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected difficulties;
     - we incur delays and additional expenses related to the development of our product or a commercial market for our product;
     -    we are unable to create a substantial market for our products; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Because we have not generated any revenue from our business, and we are at least 18-24 months (from the date hereof) away from being in a position to generate revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

As of the date hereof, our net cash and working capital balance is $10,200. We believe our current cash and net working capital balance is only sufficient to cover our expenses for the next 4-6 months. Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $11,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Other than our planned offering, we currently have no arrangement in place to cover this shortfall. If we cannot raise any additional financing prior to the expiry of this timeframe, we will be forced to cease operations and our business will fail.


In order to achieve our stated business plan goals, we require the maximum funding from this offering. Because we are a development stage company, with no operating history and have generated no revenue and only losses to date, we cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Even if we are successful in raising all of the funding under this offering, we will still not be in a position to generate any significant revenues or become profitable. We must raise significant additional funding to continue with our business. The offering is only sufficient to enable us to develop our basic EMR software. We believe we will require an additional $200,000 for marketing expenses  for  the  commercial  launch  of our  basic  EMR  software  when it is completed and another 8-10 months and $50,000 to develop the software development kit for interoperability with third party monitoring equipment manufacturers.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of commercialization and further development are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our planned EMR software product and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business and our business would likely fail.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which includes an additional $250,000, which we will need to raise in addition to this offering for the commercial launch of our product and further development for interoperability with third party monitoring equipment. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one software product in our targeted industry when it is completed. Should our target market not be as responsive to our EMR software as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

PRODUCT DEVELOPMENT SCHEDULES ARE LONG AND FREQUENTLY UNPREDICTABLE, AND WE MAY EXPERIENCE DELAYS IN INTRODUCING OUR PRODUCT, WHICH MAY ADVERSELY AFFECT OUR REVENUES.

The development cycle for products such as that we are planning is long. We currently believe that the total cycle for development of our basic product will take approximately 18 months from the date hereof. Interoperability with third party monitoring equipment is contingent on additional capital and will take significantly longer to complete and commercialize. If any unanticipated delays affect the release of our software, we may not achieve anticipated revenues and will instead experience increased losses. Revenues will also be adversely affected if market interest declines from what we believe it is at present.

TECHNOLOGY CHANGES RAPIDLY IN OUR BUSINESS AND IF WE FAIL TO ANTICIPATE OR SUCCESSFULLY IMPLEMENT NEW TECHNOLOGIES OR THE MANNER IN WHICH PEOPLE USE OUR SOFTWARE, THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS AND SERVICES WILL SUFFER.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors', less appealing to users, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

WE WILL BE DEPENDENT ON THIRD PARTIES TO DEVELOP OUR EMR SOFTWARE. ANY INCREASE IN THE AMOUNTS WE HAVE TO PAY TO HAVE OUR SOFTWARE DEVELOPED OR ANY DELAY OR INTERRUPTION IN PRODUCTION WOULD NEGATIVELY AFFECT BOTH OUR ABILITY TO MAKE A TIMELY INTRODUCTION, GENERATE REVENUES AND OUR RESULTS OF OPERATIONS.

We are planning to use third parties to develop our EMR software. We will have less control over third parties because we cannot control their personnel, schedule or resources. It will be more difficult to detect design faults and software errors. Any such fault or error could cause delays in delivering our product or require design modifications delays or defects would likely have a more detrimental impact on our business than if we were a more established company.

Any of these factors could cause our software not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens, we could lose anticipated revenues, or our entire investment in our software development.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR EMR SOFTWARE WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of our EMR software and we have no revenues from the sale or use of our product. The success of our proposed business will depend on the completion and the acceptance of our product by our target market. Achieving such acceptance will require significant marketing investment. Our software, once developed and tested, may not be accepted by our prospective users at sufficient levels to support our operations and build our business. If our EMR software is not accepted at sufficient levels, our business will fail.

WE  CURRENTLY  HAVE  NO  PROTECTION  BY ANY  TRADEMARKS,  PATENTS  AND/OR  OTHER
INTELLECTUAL   PROPERTY   REGISTRATIONS.   IF  WE  ARE  UNABLE  TO  PROTECT  OUR
INTELLECTUAL PROPERTY RIGHTS, OUR PROPOSED BUSINESS WILL FAIL.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our software product. At present we are planning to enter into non-disclosure agreements with employees and contractors to protect our technology. Despite our precautions taken to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use our software. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Ms. Gallovicova for all of our operations. The loss of Ms. Gallovicova will have a substantial negative effect on our company and may cause our business to fail. Ms. Gallovicova has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Gallovicova's services could prevent us from completing the development of our product and developing revenues. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key person insurance in the foreseeable future.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our product and have yet to generate revenues. Our officer and director does not have any prior selling industry experience. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed EMR software product will gain wide acceptance in its target market or that we will be able to effectively market our product.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We believe that the main competitive factors in our industry segment include: data security; software features; brand name recognition; ease of use; price; marketing support and quality of customer service. There are currently many companies worldwide that offer products such as the product we are proposing to develop and sell. We expect more companies to enter this industry, as the medical profession continues to convert its patient records to electronic format from paper based records. Our competitors vary in size from small companies with limited resources to very large integrated corporations with significantly greater financial, marketing, and product development resources than we have. We are to be considered as one of the smallest with no commercial products at present.

As EMR software is relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant security, performance, price, and other advantages over our proposed software technology. These products and services may significantly affect the demand for our services. If we are unable to compete successfully, we could lose sales and market share. We also could experience difficulty hiring and retaining qualified software developers and other employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

PATIENT MEDICAL RECORDS LAWS AND REGULATIONS COULD RESTRICT OUR BUSINESS, PREVENT US FROM OFFERING SERVICE OR INCREASE OUR COST OF DOING BUSINESS.

There are numerous laws and regulations that govern the use, storage and transmission of patient medical records to protect privacy. Laws and regulations vary significantly by country, and even by state in the USA. Because patient privacy is of critical importance, laws and regulations are expected to become even more burdensome to protect against electronic theft, or unauthorized transmission or use of patient records. In order to comply, we will likely be required to modify our software and data storage for each jurisdiction in which we intend to sell our product. Additionally, we are unable to predict the impact that these modifications and future legislation, legal decisions or regulations concerning our EMR software may have on our business, financial condition, and results of operations. If we are found to be negligent in the design of our software which results in unauthorized transmission or use of patient data, we could be subject to significant lawsuits and penalties which could severely affect our business.

IF OUR PROTECTION OF PATIENT DATA OR OTHER SECURITY MEASURES ARE COMPROMISED AND AS A RESULT, DATA IS ACCESSED IMPROPERLY, MADE UNAVAILABLE, OR IMPROPERLY MODIFIED, OUR PRODUCTS AND SERVICES MAY BE PERCEIVED AS VULNERABLE, OUR REPUTATION COULD BE DAMAGED, OUR CUSTOMERS COULD STOP USING OUR PRODUCTS AND SERVICES, ALL OF WHICH COULD SEVERELY AFFECT OUR BUSINESS, INCREASE OUR EXPENSES AND EXPOSE US TO SIGNIFICANT LEGAL CLAIMS.

We are required under federal regulations to build in 5 important safeguards into our EMR software, being:

     *    Access control which grants access only to authorized users
     *    Audit control to report on activity
     *    Data integrity to ensure against improper alteration or destruction
     *    Person or entity authentication to verify authorized access
     * Transmission security utilizing data encryption and scrambling to ensure protection of data

Other jurisdictions and even states may impose even more stringent regulations which we must comply with in order to sell our EMR software. However, since the Internet and user environments are not 100% secure, we cannot ensure or warrant the security of any relevant information, and the cost of insurance to our company would be prohibitive, if it were even available at all. Cyberattacks or other security incidents, including employee malfeasance, could penetrate or bypass our data protection and other security measures and gain unauthorized access to, or compromise networks, systems and patient data of our prospective customers. These risks increase significantly if customers elect to host and store their data on servers that we maintain. Even if we have properly addressed all of the applicable regulatory requirements, if our products or services are perceived as having security vulnerabilities, customers could lose confidence in the security and reliability of our products and services, which could severely affect our business.

The costs we would incur to address and fix security incidents would increase our expenses. Security incidents, whether they result from a fault or deficiency in our software or not, could also lead to lawsuits, regulatory investigations, including costs related to customer notification and fraud monitoring

OUR SOLE OFFICER AND DIRECTOR IS ENGAGED IN OTHER ACTIVITIES AND MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT OPERATIONS AND GENERATE REVENUES.

Our officer and director has existing responsibilities to provide management and services to other entities. We initially expect Ms. Gallovicova to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Ms. Gallovicova from our company and other entities may conflict from time to time. Because we rely primarily on Ms. Gallovicova to maintain our business contacts and to promote our product, her limited devotion of time and attention to our business may hurt the operation of our business.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Goldman Accounting Services CPA, PLLC, state in their audit report dated May 14, 2013 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our product gains significant popularity. Our only source of funds to date has been the sale of our common stock from Ms. Gallovicova. Because we cannot currently assure anyone that we will be able to generate enough interest in our product, or that we will be able to generate any significant revenues or income, the identification of new sources equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

INVESTORS WILL HAVE LITTLE VOICE REGARDING THE MANAGEMENT OF ZLATO DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Ms. Gallovicova, our sole officer and director, currently owns 100% of Zlato's issued and outstanding common stock. If we are successful in completing the Maximum Offering she will own 83.3% of the company's issued and outstanding common stock, and is still in a position to continue to control Zlato. If we close our Offering with less than the Maximum, her percentage ownership is even higher. Such control may be risky to the investor because our company's operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment. Moreover, investors will not be able to effect a change in the company's board of directors, business or management.

WE INTEND TO BECOME A REPORTING ISSUER AND WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we intend to become a reporting issuer and will be required to file all periodic and other required reports with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe (Please refer to "Use of Proceeds" and Plan of Operations") that the $12,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Ms. Gallovicova lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. She has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we have elected not to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

Additionally, under the JOBS Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies".

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.


Notwithstanding the above, we are also currently a "smaller reporting company", meaning that we have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a "smaller reporting company", when we cease being an "emerging growth company", the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an "emerging growth company" or a "smaller reporting company". Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of
Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay  and  frequency  votes until  annual  meetings  occurring on or after

January 21, 2013; and have certain other decreased disclosure obligations in our SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Decreased disclosures in our SEC filings due to our status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects and could make our common stock less attractive to investors. Our costs for disclosure will also increase significantly when we are no longer considered either an "emerging growth company" or a "smaller reporting company" , including costs related for disclosure under Section 404 of the Sarbanes- Oxley Act.


AS A SHELL COMPANY THERE ARE RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF OUR UNREGISTERED SHARES


We are considered to be a shell company as defined under Rule 405 in the Securities Act, with nominal operations and assets consisting solely of cash and cash equivalents. While we remain as a shell company, any unregistered securities sold by our Company can only be resold through registration under the Securities Act of 1933, or by meeting the conditions of Rule 144(i), under which unregistered securities shall remain restricted for a period of 12 months following the date our Company is no longer considered a shell company and appropriate Form 10 information has been filed with the SEC. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, and these restrictions could significantly limit our ability to raise additional funding. If we are unable to obtain additional financing, our business will fail and you may lose some or all of your investment in our common stock.


RISKS ASSOCIATED WITH OUR COMMON STOCK

IT WILL BE DIFFICULT FOR ZLATO STOCKHOLDERS TO RESELL THEIR STOCK DUE TO A LACK OF PUBLIC TRADING MARKET.

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this Offering. However, there can be no assurance that Zlato's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB". Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 5,000,000 issued and outstanding common shares, and if we are successful in completing the Maximum Offering there will be 6,000,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF ZLATO INC.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

OTHER RISKS

ALL OF OUR ASSETS AND OUR OFFICER AND DIRECTOR IS LOCATED OUTSIDE OF THE USA. THIS MAY CAUSE ANY ATTEMPTS TO ENFORCE LIABILITIES UNDER THE U.S. SECURITIES AND BANKRUPTCY LAWS TO BE VERY DIFFICULT.

Currently, all of our assets are either located or controlled in the country of the Slovak Republic. Ms. Gallovicova also resides in the Slovak Republic. This is likely to remain so for at least the next 12 months. Therefore, any investor that attempts to enforce against the company or against Ms. Gallovicova liabilities that accrue under U.S. securities laws or bankruptcy laws will face the difficulty of complying with local laws in these countries, with regards to enforcement of foreign judgments. This could make it impracticable or uneconomic to enforce such liabilities.

                           FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements relating to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the "RISK FACTORS" section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

                              PLAN OF DISTRIBUTION

OUR OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering, and Ms. Gallovicova, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our sole officer and director will not register as a  broker-dealer  pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

     1. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. Our officer and director is not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and
     4. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer, director, control person and affiliate does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

We are offering a total of 1,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

The shares will be sold at the fixed price of $0.05 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"). At the discretion of our board of directors, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, wire or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Zlato Inc.

                                 USE OF PROCEEDS

The following table provides the use of proceeds based on the closing of the Offering. If the Company is not successful in selling all 1,000,000 shares within the prescribed 180 day period (which may be extended an additional 90 days in our sole discretion), then we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

                                              If 10% of       If 25% of       If 50% of      If 75% of       If 100% of
                                             Shares Sold     Shares Sold     Shares Sold    Shares Sold     Shares Sold
                                             -----------     -----------     -----------    -----------     -----------
SHARES SOLD                                    100,000         250,000         500,000        750,000         1,000,000
GROSS PROCEEDS                                $  5,000        $ 12,500        $ 25,000       $ 37,500        $   50,000
NET CASH - MARCH 31, 2013                       14,445          14,445          14,445         14,445            14,445
TOTAL BEFORE EXPENSES                           19,445          26,945          39,445         51,945            64,445
OFFERING EXPENSES
  Legal & Accounting                             7,200           7,200           7,200          7,200             7,200
  Edgar Agent Fees                                 800             800             800            800               800
  Transfer Agent Fees                            2,500           2,500           2,500          2,500             2,500
                                              --------        --------        --------       --------        ----------
TOTAL OFFERING EXPENSES                         10,500          10,500          10,500         10,500            10,500
                                              --------        --------        --------       --------        ----------

NET AFTER OFFERING EXPENSES                      8,945          16,445          28,945         41,445            53,945

EXPENDITURES (1)
  Public company reporting expenses             12,000          12,000          12,000         12,000            12,000
  Create web layout/design and launch                            1,200           1,200          1,200             1,200
  Create product overview slideshow                                                800            800               800
  Research and identify security compliance
   requirements                                                  2,000           2,000          2,000             2,000
  Design User Interface for data input                                           1,250          1,250             1,250
  Software development for basic EMR system                                      7,500         20,000            20,000
  Alpha product testing                                                                                           1,500
  Sales Consultant                                                                                                9,000
  Press and investor materials (2)                                               3,000          3,000             5,000
  Office & misc                                                  1,000           1,000          1,000             1,000
                                              --------        --------        --------       --------        ----------

      Net remaining balance (3)               $ (3,055)       $    245        $    195       $    195        $      195
                                              ========        ========        ========       ========        ==========

----------
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.
(2) We budgeting this amount for press and printed materials and other costs associated with planned activities required to raise sufficient suitable funds to market our software and proceed with our planned second phase software development
(3) If we are only successful in raising 10% of our planned Offering we will not be able fund the cash shortfall to maintain our public reporting obligations, unless we can obtain alternative financing through further equity issuances, debt financing or shareholder loans. We currently have no plans in place to cover the shortfall.

Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this Prospectus.

Our offering expenses of approximately $10,500 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission ("SEC") and EDGAR filing fees and transfer agent fees. Our officer and director will not receive any compensation for their efforts in selling our shares.

If we are not able to sell 750,000 shares we can maintain our reporting requirements with the SEC and complete our research of compliance and regulatory issues but we will not be able to develop our basic EMR software. If we are not able to sell a minimum of 500,000 shares of our common stock in this Offering, we can develop our website and maintain our reporting with the SEC and remain in good standing with the state of Nevada. If we do not sell at least 250,000 shares of our common stock we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our planned EMR software, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 1,000,000 common shares under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2013 was $14,445 or approximately $0.0029 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2013.

The following table sets forth as of March 31, 2013, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

Percent of Shares Sold from Maximum
 Offering Available                                     10%            25%           50%           75%          100%
 ------------------                                 ----------     ----------    ----------    ----------    ----------
Offering price per share                                  0.05           0.05          0.05          0.05          0.05
Post offering net tangible book value                    8,945         16,445        28,945        41,445        53,945
Post offering net tangible book value per share         0.0018         0.0031        0.0053        0.0072        0.0090
Pre-offering net tangible book value per share          0.0029         0.0029        0.0029        0.0029        0.0029
Increase (Decrease) in net tangible book value
per share after offering                               (0.0011)        0.0002        0.0024        0.0043        0.0061
Dilution per share                                      0.0482         0.0469        0.0447        0.0428        0.0410
% dilution                                                  96%            94%           89%           86%           82%
Capital contribution by purchasers of shares             5,000         12,500        25,000        37,500        50,000
Capital Contribution by existing stockholders           15,000         15,000        15,000        15,000        15,000
Percentage capital contributions by purchasers
 of shares                                                  25%            45%           63%           71%           77%
Percentage capital contributions by existing
 stockholders                                               75%            55%           37%           29%           23%
Gross offering proceeds                             $    5,000     $   12,500    $   25,000    $   37,500    $   50,000
Anticipated net offering proceeds                   $   (5,500)    $    2,000    $   14,500    $   27,000    $   39,500
Number of shares after offering held by public
 investors                                             100,000        250,000       500,000       750,000     1,000,000
Total shares issued and outstanding                  5,100,000      5,250,000     5,500,000     5,750,000     6,000,000
Purchasers of shares percentage of ownership
 after offering                                            2.0%           4.8%          9.1%         13.0%         16.7%
Existing stockholders percentage of ownership
 after offering                                           98.0%          95.2%         90.9%         87.0%         83.3%

                                 CAPITALIZATION

The following table sets forth, as of March 31, 2013, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of common stock being offered hereby at the initial public offering price of $0.05 per share and the application of the estimated offering costs as described in "Use of Proceeds." This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

                                      Actual as of          Percent of Shares Sold from Maximum Offering Available
                                      March 31, 2013      10%           25%           50%           75%         100%
                                        ---------      ---------     ---------     ---------     ---------    ---------
Short-term Debt                                --             --            --            --            --           --
Issued and Outstanding Common Shares
 As Adjusted                                5,000          5,100         5,250         5,500         5,750        6,000
Additional Paid in Capital                 10,000         14,900        22,250        34,500        46,750       59,000
Accumulated Deficit                          (555)          (555)         (555)         (555)         (555)        (555)
Shareholders Equity (Deficit)              14,445         19,445        26,945        39,445        51,945       64,445
Total Capitalization                       14,445         19,445        26,945        39,445        51,945       64,445
Shares Issued and Outstanding           5,000,000      5,100,000     5,250,000     5,500,000     5,750,000    6,000,000

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently:

     (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;
     (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company;
     (iii)do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto, and;
     (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All   shares  of  common   stock  now   outstanding   are  fully  paid  for  and
non-assessable. All shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable.

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. Assuming the Maximum Offering is completed, our officer and director will own 83.3% of the outstanding shares. (See "Principal Stockholders".)

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

DIVIDENDS

As of the date hereof, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Our financial statements for the period from inception to the year ended March 31, 2013, included in this prospectus, have been audited by Goldman Accounting Services CPA, PLLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Thomas E. Puzzo, PLLC, has acted as special counsel to Zlato in connection with the registration and proposed sale of the 1,000,000 shares of common stock at $0.05 per share.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

We were incorporated on February 25, 2013 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

PRINCIPAL PRODUCTS AND SERVICES

Our company's business is focused on the development and when complete, commercial sale of electronic medical records software for small to medium sized primary care physician offices and medical clinics. We are in the early stages of developing our proposed product and currently have no revenues or customers. We anticipate that we will not have a commercial product for at least 12 months from the completion of our offering, and currently estimate that we will require an additional $200,000 for an adequate marketing program to launch our product and subsequent to the development of our basic product, an additional 8-10 months and $50,000 to further develop our software to interface with third party diagnostic and vital signs monitor equipment suppliers.

An Electronic Medical Record ("EMR") is the digital or software based version of a paper-based medical record, which is generated by the patient's healthcare provider for each patient encounter or visit. EMRs contain the data captured or transcribed in electronic format from all medical departments related to the particular visit, such as laboratory or blood work, pharmacy prescriptions, or x-ray or other forms of radiology or body scanning. Digital EMRs are stored on a computer database, either onsite or offsite, and the software is designed to provide a structured and integrated method of gathering, storing, retrieving, and sharing of a particular patient's healthcare record. This compares to traditional paper based records, which are written by hand and stored in physical paper files in the health care providers' physical office.

In the USA and most other developed countries that have either privately or publically funded healthcare, paper based and EMR software and records are maintained and controlled by the healthcare provider organization (hospital, clinic or physician). We believe our product can potentially provide a superior solution to reduce the time and cost to record patient data through the standardization of data entry, enable more comprehensive real time data entry, and enable the smaller and medium sized offices to better manage their patient records all of which can potentially reduce record errors.

EMR solutions help to achieve paperless administration across the healthcare industry. This form of administration facilitates creation of a centralized patient repository. The records generated through successful implementation of EMRs in healthcare practices can be used for various purposes such as patient

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care, administration,  research,  healthcare quality improvement, and processing of reimbursements. EMR is a part of healthcare information technology that is used to make paperless computerized patient data in order to increase efficiency of primary care facilities.

The adoption of EMRs and the automation of vital signs is essential for better patient care and reducing errors, which directly affects workflow and budgets. We are planning to design and develop an online, real time computer based EMR software product that will consist of an easy to use physician/medical personnel interface, and an electronic database backend which will collect and organize all patient data (including automating vital signs) in an efficient, error free, and secure, and private manner. We are planning to build our proposed EMR software to satisfy all mandatory regulatory and compliance issues in the countries where we offer the product, and ensure that it qualifies for any available EMR incentive funding available from government agencies. Additionally, many malpractice insurance carriers offer Physicians a substantial discount for utilizing EMR software within their practice, due to the minimization of lost records or errors. Our software will be designed with open architecture in mind, therefore allowing changes, additions, modifications of EMR components with ease. This flexibility will be paramount when we begin to seek multiple device manufacturers for connectivity, as each device will require its unique components to interface with our system to capture patient data without the need for human interface. Most of today's EMR's lack integration and interoperability, which is a necessary and key element in the reduction of further patient errors and cost reduction.

To date, we have only obtained our website url (zlatoinc.com) along the logo for our brand. Our website will be developed from the proceeds of our offering and will ultimately serve as the initial method to promote our company, our current and planned products, and gain feedback on our commercial product offerings.

Our planned distribution and revenue models may undergo significant revisions, as we get closer to launching our commercial product. At this stage in our development, there can be no assurance that we will be successful in generating revenues from our product, or that users will be receptive to even using the product.

THE MARKET

We consider our proposed business to be a segment of the overall health care industry. When our product is ready for commercial use, we initially plan on targeting small to medium sized physician offices and clinics in the USA. According to the Federation of State Medical Boards 2012 census, there were approximately 878,000 physicians in the USA in 2012 and although there are no current definitive government statistics, various private surveys of medical professionals generally indicate that a significant majority were practicing in groups of 9 or less. According to a July 2012 report published by the Centers for Disease Control and Prevention, National Center for Health Statistics only 29% of solo practitioners were adopters of EHR systems. The proportion of physicians who were adopters increased as the size of the practice increased, with 60% of physicians in 2-physician practices, 62% of physicians in 3-to-10-physician practices, and 86% of physicians in practices with 11 or more physicians having adopted EHR systems. We are also planning to focus on the USA because the USA is primarily a private, for profit system under which physicians have significant autonomy over equipping their practices and related infrastructure.

Two primary factors are driving the conversion to EMR from paper based records. First, is the rising demand for the healthcare cost containment and need to improve the quality of healthcare service. EMR solutions will help to improve clinical efficiency in the following ways:

     *    Provide improved accessibility to patient records
     * Improved communication between provider and clinical departments such as pharmacy, laboratory, and other clinical departments
     *    Improved communication among healthcare facilities
     * Reduced transcription errors, resulting in saved time / costs and lesser number of chart

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     *    Improved clinical decision making with correct data
     *    Automated Vital Signs Integration from Device/Monitoring systems
     *    Increases Profitability for Physicians

Secondly, EMR adoption is expected to increase significantly due to incentive funding for EMR implementation as part of the American Recovery and Reinvestment Act (See "Government Regulations"). Beginning in 2013, doctors who don't prescribe electronically will be penalized financially. Although this mandate is Medicare-driven, Medicare collects statistics for patients of all ages and insurance groups, not just those receiving Medicare benefits. Because of their size and use, we believe Medicare requires will eventually drive conversion to EMR for all records, whether Medicare related or not.

COMPETITION AND COMPETITIVE STRATEGY

We do not yet have a commercial product available for sale. When complete, our EMR software will be competing in the healthcare industry for primarily small and medium sized physician offices and clinics. The U.S. EMR software market currently has many competitors. We believe that Allscripts is currently the market leader. Our competitors vary in size and cost structure from very small companies with limited resources to very large, diversified corporations with greater financial and marketing resources than ours. We are considered the smallest as we do not currently have a commercial product yet available for sale or use. We will be competing with well funded start-ups, traditional independent software developers and manufacturers, and fully integrated large private and publicly held companies producing a wide range of products and services. We will likely face additional competition from the entry of new companies into our target market.

Our competitors have significantly greater resources and are able to spend more time and money on concept and focus testing, software and product development, testing and marketing. Lead times are significant for the adoption and regular use of EMR software by any given small to medium sized physician office or clinic. Conversions of paper records to EMR databases usually involve customization and significant time to train personnel and convert paper records. Competition is also based on product quality and features, data storage, brand-name recognition, ease of use, effectiveness of marketing and price. In order to compete effectively, we believe we must offer:

     -    Competitive pricing
     -    24 hour user support
     -    99.999% guaranteed uptime for hosted solutions
     -    Rapid development of new features
     -    Incentives and bonuses to clients who refer new customers
     -    Dedicated sales and support staff
     -    Work directly with users to develop features according to their needs
     - Work directly with all the major device manufacturers to integrate their devices seamlessly into our system

In addition, regardless of our competitor's market position, financial resources or size, our success also depends on our ability to successfully execute several other competitive strategies, which we believe must successfully address the following for our customers:

     * Increase office productivity and clinical workflow: We must design and build our EMR software specifically to reduce office transition time and resources to convert the existing paper records, in addition to ongoing daily data record keeping. We plan on developing software that will enable simple conversion of paper based formats to electronic formats through the use of simple readily available paper scanners which can convert the paper file into digital and PDF format. We consider this a key feature, as the PDF can be easily saved to the computer database, reducing staff time.
     *    Connectivity  and  integrated   automation  of  patient  vital  signs:
          Ultimately, our EMR software must have the ability to record patient vital signs directly from a given monitoring device, such as a blood pressure monitor, seamlessly into the EMR database. This reduces human data entry errors and increases office productivity. In the future, we

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          plan to incorporate this functionality by creating vital signs capture through the use of an integrating software development kit for use with various diagnostic monitoring equipment manufacturers.
     * Reduced user cost through the use of open source software: We believe we can achieve a pricing advantage over our competitors, as our development will be initially created from `open-source software.' and modified to suit our needs. As a result, our capital costs for development are reduced, which enables us to pass these savings onto customers and reduce start-up costs for the Company. Open source software is where the original creator provides the rights to study, change and distribute the software for free to anyone and for any purpose. Typically, open source software is found on the internet and is obtained at no cost, free of licensing fees, which enables us to pass on those savings to our users
     * Data back-up: We plan to design our EMR database for instant back-up when data is entered. The back up facilities can either be managed in house on separate servers or with independent third party data storage facilities.
     * Physician/operator remote access: We are planning to offer physicians and their approved operators the ability to remotely login and view patient records via secure access. We believe remote access is a competitive advantage that most other EMR providers do not provide, and is an invaluable feature when physicians and care providers not in the office and require patient data.
     *    Data Security & Encryption:  Data security must be a key aspect of our
          software  to  comply  with  HIPAA  security  rules  (See   "Government
          Regulations") and ensure security measures are met. Encryption is the conversion of data into a form, often called ciphertext, which cannot be understood by another party, human or machine, without being decrypted first. Our software programs will be built to offer a high level of protection through the use of algorithms to scramble the original input data into a new form which cannot be read without the use of decryption keys.

In order for our software and our company to be successful, we will first need to alert our target market about our proposed EMR product and the advantages we intend to offer our prospective customers when our product is completed. We will also have to develop a comprehensive, ongoing marketing plan to sell the software. We believe our marketing and promotion strategy will be subject to major revisions are we get closer to actually launching the product.

SALES STRATEGY

We are still in the planning and formulation stages with respect to the development and commercialization of our product. As of the date hereof, we believe we are at least 18-24 months away, from the date hereof, from being in a position to generate revenues from our proposed product. Our planned sales strategy, as discussed herein, may change significantly as we get closer to commercialization.

We plan to price our software product competitively when it is ready for commercial sale. Current EMR software is generally licensed to the user by the developer or distributor. The user typically pays a one time implementation fee for the basic system. In North America, the fee typically varies from $500.00 for single practitioners to $1,500-2,000 for medium sized offices and clinics with 10+ physicians. Annual license fees, which include technical support, currently average approximately $4,500 per year. Software development kits for connectivity to vitals monitors and third party monitoring equipment is priced in addition to the basic implementation and licensing fees, and is generally determined on a case by case basis.

Initially, we plan to use our corporate website and contract a professional sales consultant to market and sell our proposed product. In addition to corporate information and other standard sections contained on the website, we plan to use our website as a sales tool for our initial product release, new releases and updates, new industry trends and concepts. We will seek out a

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contract professional with extensive experience in Health Information Technology
("HIT") and a solid data base of medical industry contacts and relationships. HIT includes both basic EMR recordkeeping and databases, vitals and other monitor connectivity. Additionally, we plan to focus all of our selling activities on the concept of return on investment ("ROI") to both end use customers and distributors. We believe the economic focus on ROI for adoption and use of our product will assist the growth of initial sales, resultant testimonials and ultimately, proof that clearly demonstrates the effectiveness of our EMR solution. We believe this will allow us to leverage sales contracts early, and ultimately drive revenue. This focus should also demonstrate to our prospective customers that we have a strong grasp on the various components that contribute to a positive and beneficial ROI to the user. The primary ROI metrics that we plan to focus on include the following:

     * Increase number of patients seen per provider by reducing time spent on chart documentation.
     * Reduce time spent by nurses and clerical staff on patient intake information
     * EMR charting features can potentially automatically generate and transmit charges to billing applications via interfaces.
     * Reduce pharmacy call-backs by electronically sending prescriptions directly to the pharmacy.
     * Malpractice insurance carriers frequently offer discounts to organizations using an EMR system.
     * Paper charts are reduced, therefore costs associated with external storage space and errors are reduced.

Ultimately, we need to demonstrate that the scope of improved efficiency varies with degree of implementation, and includes reduced labor costs, improved cash flow, streamlined clinical and financial management workflow, increased reimbursement, and detailed financial reporting, all of which can potentially increase profits for our users.

Several months prior to product launch, we plan to identify various medical conferences, forums and trade shows across the country, which focus on Medical devices and/or information technology. Attending a select number of trade shows will be a key component of our initial sales and marketing strategy to demonstrate the technology and the positive attributes of our solution. These forums include:

Medical Associations (i.e.: American Medical Association): We will inform the large national medical associations of our intent to launch EMR with the advantage of automated connectivity to various vital sign monitors. This information will be essential and highly advantageous for the associations to share with their respective members, as automation of patient diagnostics is still very early stage and yet an important necessity.

Trade Shows & Medical conferences - We will identify the top medical technology and medical device forums, conferences, and trade shows to demonstrate our EMR and engage physicians to adopt our EMR in order to improve the quality of care they provide to their patients. These environments will be a prime opportunity to showcase our technology to a key target audience.

Physician Education Campaigns: We will engage the most well respected education forums/campaigns, which aim at increasing awareness of electronic medical record keeping systems and overall health information technology. These campaigns are typically driven by not-for-profit societies who target physician offices to raise levels of understanding of pressing medical issues.

DISTRIBUTION OF PRODUCTS OR SERVICES

When our EMR software is ready for commercial sale, we plan to distribute it through four primary channels:

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
     1. Direct Selling: Our contract sales consultant will be responsible for developing direct sales. This channel will involve licensing our technology to end users at variable yet affordable rates, based on the number of physicians in the clinic. As a result, smaller clinics with fewer physicians will pay less than larger clinics with greater implementation. This model will allow the Company to have direct control and influence over customization for vital sign automation with specific customers.
     2. Partnerships with diagnostic vital sign monitor manufacturers: This channel is invaluable for two primary reasons. These manufacturers already have a captive audience with physicians and clinics, and they also have significant interest in developing interoperability with their vital signs equipment.
     3. Medical Distribution Companies: This channel would entail medical distribution supply companies re-selling our product to our target market. This will involve establishing `list price' and industry-comparable distributor discounts of approximately 30-40% off list. Our list price will be similar to our direct selling model pricing. Third party re-seller distribution in this manner provides the ability to capture a large portion of the market share, by dealing directly with companies who see our primary and secondary markets daily. This will also allow us to reduce our overhead of additional sales consultants. Under this model, it will more difficult to oversee the "ROI" selling model, but we plan to work collaboratively with these organizations to ensure their approach is ROI-centric.
     4. SAAS model: Software as a service, meaning that our staff will run the application and store the data. The data would be encrypted and stored on secured servers.

Our   distribution   plans  may  change   significantly  as  we  get  closer  to
commercializing our product.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

There are no constraints on the sources or availability of outsource software developers and supplies related to our business. We are planning to hire local third party software development contractors or firms based in Eastern Europe to develop our EMR product and any custom interfaces for third party monitors and diagnostic equipment. All applications and data base storage systems will be developed specifically to work on unix operating systems, which are currently one of the most preferred and prevalent operating systems for commercial applications. We should not have to purchase any software licenses, because all of the operating system software tools that we are planning to use are available from the open source community. We also plan to use the python development language and the Django python framework because it is open sourced, with many pre-built data and templating tools which will be very useful and timesaving in our software development process. We intend to rely on open source tools, because in addition to cost efficiencies, these technologies are proven and used by large companies like Google, Nasa and Facebook. They will allow us to develop our software and grow our business more smoothly without running into development bottlenecks, since open source software security or performance enhancements developed by others is put into the main repository and will then be available for our use.

The initial development parameters, and related user interfaces and databases that we will include in our EMR software are:

Patient Profile: First & Last Name, (Address - street / city / zip code / country / phone / email), Health Care Number, Birthdate, Gender, Race, Weight, Height, Patient History (family history), Medications
Appointment History
Scheduling
Patient Next Steps (Specialist? Pharmacy? Radiology? Routines? Other?)
Billing

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
All parameters will be PDF format enabled, and will have a designated output directory associated with them for efficient clinical access and viewing. In addition, all fields will be designed in text-based editor to allow for Physician notes to be easily entered and captured on the patient file.

In accordance with government regulations, we will be developing algorithms into our software to ensure data is scrambled and unreadable in the event that our system is accessed by intruders or unauthorized users. To further enable security measures algorithms will be designed to change on a regular basis, and will rely on a specific decryption "key" which will give the authorized user the right algorithm to use to unlock the data, and how to use it to decrypt the data. Therefore, if any intruder was able to access the encryption software, they would still require the key for that specific day, as the algorithms change at pre-determined time intervals. In addition to encryption and decryption security features, other technical safeguards will be implemented to control software access for authorized users only. These access controls will include, unique user ID's, emergency access procedures, and automatic log-off.


We have not yet identified or contracted any software developers. We currently estimate we will require three multi-purpose senior software developers with 6+ years of experience. In addition to having experience developing web applications in python, they also must have experience as database administrators and unix systems administrators. They will also require an extensive background in application security. We may hire individuals or a suitable firm to carry out this work. We have not yet entered into any contracts for these services. We will select the successful firm or individuals based on evaluations of their expertise in developing products in a specific category such as our planned software, and we will enter into a contract that will specify milestones, work requirements and cost. We will also ensure that we retain all rights to all software, enhancements and improvements, conversions, and add-ons to the product being produced by any third party developer or contractor.


Successful completion of our planned product is highly dependent on the individual contractors or firm we ultimately choose to develop the software. Our officers and directors will be responsible for the entire development and production process including manpower requirements and the supervision and coordination of internal and external resources. We currently do not anticipate any supply or manpower availability constraints with respect to identifying and choosing any of the contractors we require. We also believe we have access to more abundant and cost effective software development contractors in eastern Europe than in North America or Asia. Because we are at least 12 months away, from the date hereof, from starting development of the EMR software, any significant change in these circumstances could materially impact our ability to complete development and commercialization of the software, our cash requirements and our operations.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our products and services directly and indirectly to small and medium sized, end use, physician offices and clinics. Therefore, we do not anticipate dependence on one or a few major customers.

GOVERNMENT REGULATIONS

There are numerous laws and regulations that govern the use, storage and transmission of patient medical records to protect privacy. Laws and regulations vary significantly by country, and even by state in the USA. Because patient privacy is of critical importance, laws and regulations are expected to become even more burdensome to protect against electronic theft, or unauthorized transmission or use of patient records. In order to comply, we will likely be required to modify our software and data storage for each jurisdiction in which we intend to sell our product. Additionally, we are unable to predict the impact that these modifications and future legislation, legal decisions or regulations concerning our EMR software may have on our Trademarks associated with elements of business, financial condition, and results of operations. If we are found to be negligent in the design of our software which results in unauthorized transmission or use of patient data, we could be subject to lawsuits and penalties which could severely affect our business.

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
At the federal level in the USA, the privacy of individually identifiable health information, the security of electronic protected health information including EMRs, and confidentiality of identifiable information being used to analyze patient safety events and improve patient safety is protected under the Health Insurance Portability and Accountability Act ("HIPPA"). HIPAA requirements and security rules give patients more control over their health information, set limits on the use and release of their medical records, and establishes a series of privacy standards for health care providers which provides penalties for those who do not follow these standards. EMRs require the use of data encryption for transmission and storage, ensuring that only the intended recipients are able to view them. There are other HIPAA data security systems that are typically installed on health care computer systems and networks, including firewalls to prevent unauthorized access, and electronic auditing systems which require users to identify themselves and which log specific records that are accessed by them. Many health care providers find it useful to have HIPAA data security audits of their systems performed on a regular basis. These examinations and reports, if addressed properly, can serve to ensure a high level of compliance and also to mitigate penalties for inadvertent problems. HIPAA electronic medical records privacy rules allow health care providers to use or disclose patient health information, such as diagnostic images, laboratory tests, diagnoses, and other medical information for treatment purposes without the patient's authorization. This includes sharing the information to consult with other providers, including providers who themselves are not covered entities (as defined by HIPAA), to aid in the treatment of a different patient, or to refer the patient to a specialist.

Our business is also subject to the HITECH Act (Health Information Technology for Economic and Clinical Health) which is part of the American Recovery and Reinvestment Act of 2009. The Act, which is considered to be beneficial to our business, (provided we can introduce our product in a timely manner), outlines many new initiatives for the use of technology in the healthcare industry, including certain incentive payments for implementation of EMR systems by early adopters by 2014, disincentives for late adopters subsequent to 2014, and certain "meaningful use" criteria. Meaningful use is the set of standards defined by the Centers for Medicare & Medicaid Services (CMS) Incentive Programs that governs the use of electronic health records and allows eligible providers and hospitals to earn incentive payments by meeting specific criteria. The goal of meaningful use is to promote the spread of electronic health records to improve health care in the United States. The benefits of the meaningful use of EMR's include:

COMPLETE AND ACCURATE INFORMATION: With electronic medical records, providers have the information they need to provide the best possible care. Providers will know more about their patients and their health history before they walk into the examination room.

BETTER ACCESS TO INFORMATION: Electronic medical records facilitate greater access to the information providers need to diagnose health problems earlier and improve the health outcomes of their patients. Electronic health records also allow information to be shared more easily among doctors' offices, hospitals, and across health systems, leading to better coordination of care.

PATIENT EMPOWERMENT: Electronic health records will help empower patients to take a more active role in their health and in the health of their families. Patients can receive electronic copies of their medical records and share their health information securely over the Internet with their families.

Because we are intending to sell our product in the USA, we do not believe that regulations of the Slovak Republic will have a material impact on the way we conduct our business until we sell our products and services in the country.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We currently do not own any intellectual property have not obtained any copyrights, patents or trademarks in respect of any intellectual property. Software is susceptible to piracy and unauthorized copying. Our primary protection against unauthorized use, duplication and distribution of our products is copyright and trademark protection of planned software product and any related elements and enforcement to protect these interests. As we get closer to developing our product, we plan to copyright and trademark the following:

     *    the software, such as any logos;
     *    Trademarks under which the software is marketed;
     *    the copyrights for the software

We do not anticipate copyrighting or trademarking any assets over the next 12 months. We plan to register copyrights and trademarks in countries where we distribute our product. We may seek other protection over these assets if we have the cash resources to do so.

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We plan on spending $22,750 for software development activities over 12 months from the successful completion of our entire offering. This includes all user input design, design and programming our basic EMR software and testing. We believe we will require an additional $50,000 to design and program our planned vital signs equipment inoperability kit, which is dependent on raising additional financing and which will follow completion of the basic EMR software.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

In addition to being our sole officer and director, Ms. Gallovicova is currently our only employee. She is currently planning to devote 20 hours per week to company matters. Subsequent to successful completion of this Offering, she is planning to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There is no formal employment agreement between the Company and Ms. Gallovicova. If we are successful raising the maximum amount under our offering, we plan on hiring a full time sales consultant within 9 months of the completion of the offering. We do not anticipate hiring any additional employees for the next 12 months.

                             DESCRIPTION OF PROPERTY

We do not currently own any real property. Our corporate offices are located at Mlynska 28, 040 01 Kosice, Slovak Republic. We pay $470 annually for this shared office space. This location will serve as our primary executive offices for the foreseeable future. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Zlato with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, we have one shareholder of record.

RULE 144 SHARES

As of the date of this prospectus, our Officer and Director (affiliate) beneficially owns all of the 5,000,000 total outstanding shares. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

     * We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents.
     * We have filed all Exchange Act reports required for at least 12 consecutive months; and
     * If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of Zlato common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, Zlato would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

STOCK OPTIONS AND WARRANTS

There are no outstanding stock options or warrants

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and

Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     *    contains a brief,  clear,  narrative  description  of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide the following to the customer, prior to effecting any transaction in a penny stock:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our sole officer and director, who will offer and sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We have not yet registered our common shares pursuant to Section 12 of the Act, but we intend to do so to become a reporting issuer upon effectiveness of this Registration Statement. As a reporting issuer, we will be required to to file all periodic reports and other information required under the Exchange Act, andfollow the SEC's proxy rules and distribute an annual report to our securities holders. You may read or obtain a copy of any information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains all of our reports, and other information we file electronically with the SEC.

                              FINANCIAL STATEMENTS

The financial statements and related notes of Zlato for our first fiscal year ended March 31, 2013, and cumulative from inception to March 31, 2013 included in this prospectus have been audited by Goldman Accounting Services CPA, PLLC and start on Page F-1.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL

Our Company was incorporated in the State of Nevada on February 25, 2013 to engage in the development and sale of EMR software for small to medium sized physician offices and clinics. We are a development stage company with very limited financial backing and assets. We are in the early stages of developing our proposed product. We currently have no revenues or operating history, and no customers or users for our product. We anticipate that we will not have a commercial product ready for sale for at least 12 months from the successful completion of our Maximum Offering of $50,000. We will then need to raise additional financing to commercially launch our product and provide additional functionality. From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our officer and director. We received our initial funding of $15,000 through the sale of common stock to our officer and director, who purchased 5,000,000 shares at $0.003 per share. We have also recently developed our Company logo and letter head.

We currently have no employees. During the first stages of our company's growth, our officer and director will provide her time free of charge to execute our business plan. Due to limited financial resources, she is planning to dedicate between 20 hours per week, to ensure all operations are executed. Since we intend to operate with very limited administrative support, our officer and director will continue to be responsible for administering the company for at least the first year of operations. Management has no intention at this time to hire additional employees during the first year of operations, unless we are successful in raising the maximum amount under our offering. If so, we plan on hiring one sales consultant 9 months after the completion of the offering..

We cannot guarantee we will be successful in our business operations. Our business is subject to all of the risks inherent in the establishment of a new business enterprise and we are at least 18-24 months away (from the date hereof) from generating any revenue, if at all. We believe that the funds from this offering will allow us to operate for one year, only if we are successful in raising the Maximum Offering.

12 MONTH PLAN OF OPERATION

Our plan of operations over the 12 month period following successful completion of our offering is to create fully functional and compliant EMR software. This product will be commercially viable, and available for purchase when completed. Initially, the EMR system is planned to be a software tool that will collect and capture patient data in electronic format. We are also planning to provide file output in PDF format, so it can be emailed by the user.

The patient features that our EMR will include in this first phase are:

Patient Profile: First & Last Name, Contacts (street / city / zip code / country / phone / email)
Birthdate, Gender, Race, Weight, Height
Government or private care provider health identification number
Patient history including (family history
Medication history
Detailed appointment history
Scheduling
Patient next steps (Specialist? Pharmacy? Radiology? Routines? Other?)
Billing

All parameters will be PDF format enabled for printing and email, and will have a designated output directory associated with them for efficient clinical access and viewing. We are also planning to design all data fields with a text-based editor to allow for physician and any other user notes to be easily entered and captured on the patient file. In order to achieve our plan, we have established the following goals for this initial 12 month period (please refer to the section below entitled "Milestones" for a detailed description of our 12 month Plan of Operation):

     *    Create product overview and slide deck for investors
     * Identify all security and compliance requirements for our target market
     * Test and analyze various platform architectures and operating systems to ensure support of the functional / security requirements
     * Develop software on all parameters including bug tracking and project management
     *    Quality control tests on all software parameters
     *    Prepare test data into prototype
     *    Launch fully functional EMR software
     * Secure additional suitable financing to market our initial EMR software product and commence with the second phase of our product development.

Second phase product development will focus on interconnectivity of our EMR software with various third party vital signs monitors, such as blood pressure monitors or temperature monitors. We will achieve this by developing a sophisticated `software development kit', or software tool which will enable diagnostic manufacturers to have their vital sign monitors "speak" to our system, so that patient vital signs can be correctly captured in the EMR system. We believe this is very important to our long term survival and profitability, as it will increase clinical workflow, reduce clinic operating costs and reduce patient errors for our clients, and give us a competitive edge over our competitors.

We currently believe we will require and additional $200,000 for the commercial launch of our basic EMR software and another 8-10 months (subsequent to the completion of our basic EMR software) and $50,000 to develop the software development kit for interoperability with third parties. We do not have any arrangements in place for this additional financing.

Our long term business objectives are:

     * Achieve ongoing profitability from the sale of our products and create value for our stockholders, users and clients.
     * Become a well-recognized brand for easy to use , cost effective EMR software and connectivity to third party diagnostic equipment
     *    Develop a leadership role over time in our specialty.

Our ability to achieve our 12 month business objectives and goals is entirely dependent upon the amount of shares sold in this Offering.

If we are not able to sell 750,000 shares we can maintain our reporting requirements with the SEC and complete our research of compliance and regulatory issues but we will not be able to develop our basic EMR software. If we are not able to sell a minimum of 500,000 shares of our common stock in this Offering, we can develop our website and maintain our reporting with the SEC and remain in good standing with the state of Nevada. If we do not sell at least 250,000 shares of our common stock we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds. These funds may be raised through equity financing, debt financing, or other sources such as shareholder loans, which may result in the dilution in the equity ownership of our shares. We currently do not have any arrangements in place to cover this cash shortfall.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our planned product, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 1,000,000 common shares under this Offering, the net proceeds will be used for the development of our basic EMR software, hire a sales consultant to commence with initial marketing, and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

PROPOSED ACTIVITIES

EXPENDITURES

The following chart provides an overview of our budgeted expenditures for the 12
months  following  the  completion  of  this  Offering.   The  expenditures  are
categorized by significant area of activity.

                                              If 10% of       If 25% of       If 50% of      If 75% of       If 100% of
                                             Shares Sold     Shares Sold     Shares Sold    Shares Sold     Shares Sold
                                             -----------     -----------     -----------    -----------     -----------
SHARES SOLD                                    100,000         250,000         500,000        750,000         1,000,000
GROSS PROCEEDS                                $  5,000        $ 12,500        $ 25,000       $ 37,500        $   50,000
NET CASH - MARCH 31, 2013                       14,445          14,445          14,445         14,445            14,445
TOTAL BEFORE EXPENSES                           19,445          26,945          39,445         51,945            64,445
OFFERING EXPENSES
  Legal & Accounting                             7,200           7,200           7,200          7,200             7,200
  Edgar Agent Fees                                 800             800             800            800               800
  Transfer Agent Fees                            2,500           2,500           2,500          2,500             2,500
                                              --------        --------        --------       --------        ----------
TOTAL OFFERING EXPENSES                         10,500          10,500          10,500         10,500            10,500
                                              --------        --------        --------       --------        ----------

NET AFTER OFFERING EXPENSES                      8,945          16,445          28,945         41,445            53,945

EXPENDITURES
  Public company reporting expenses             12,000          12,000          12,000         12,000            12,000
  Create web layout/design and launch                            1,200           1,200          1,200             1,200
  Create product overview slideshow                                                800            800               800

  Research and identify security compliance
   requirements                                                  2,000           2,000          2,000             2,000
  Design User Interface for data input                                           1,250          1,250             1,250
  Software development for basic EMR system                                      7,500         20,000            20,000
  Alpha product testing                                                                                           1,500
  Sales Consultant                                                                                                9,000
  Press and investor materials                                                   3,000          3,000             5,000
  Office & misc                                                  1,000           1,000          1,000             1,000
                                              --------        --------        --------       --------        ----------

      Net remaining balance                   $ (3,055)       $   (245)       $    195       $    195        $      195
                                              ========        ========        ========       ========        ==========

MILESTONES

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed, assuming that we were able to sell 1,000,000 shares of our common stock.

MONTHS 1 TO 6 FOLLOWING COMPLETION OF THIS OFFERING

We are planning the following tasks:

     * Develop and plan out preliminary website layout, design and content with an experienced third party website developer. We plan to use our website for our corporate and product slide presentation, in addition to an investor submission form and contact information.
     *    Build and launch the website
     * Keyword and geo-location Google and other related search engine optimization
     *    Design our company logo and initial corporate trademark

We are budgeting $1,200 for all website related costs.

Upon completion of our website, we then plan create the downloadable, interactive, corporate and detailed product overview slideshow which we will make available on our website. We will work closely with a creative development firm, which we will have to select. We are budgeting $800 for this task.

We will also:

     * Research and develop security and compliance requirements for the USA and each state where we ultimately plan to sell our EMR software. Medical records contain sensitive and confidential individual patient information that is afforded different levels of protection in different jurisdictions. We need to ensure that we comply with all regulations and store all patient information safely and securely.
     * Develop all user interfaces and user screen mockups, which will be used as blueprints by our software developers for the design and programming of our EMR software. These graphical images govern the overall architecture of how the user works with the EMR input and displays and how it relates to our patient database.

MONTHS 6 TO 12 FOLLOWING COMPLETION OF THIS OFFERING

We plan to develop and test our first phase EMR software during this period. This process will include the following steps:

     * Setup development, testing and production of a functional prototype of our basic EMR system. This will also encompass the selection of the ideal operating system and database and hardware configurations.

     * Test and confirm our proposed software programs will support functional and security requirements, as it relates to our patient profile features. This will ensure the security characteristics are recognized within our feature functionality sets, and work properly.
     * Ensure software functions according to specifications. This will include numerous tests using various data, similar to that to be encountered by physicians and health professionals in real settings, and quality assurance cycles. If we find that it appears to be functioning properly, we then plan to release it to potential clients for further beta product testing. The objective is to discover bugs and user issues which occur in situations we might not have thought of. Customers often use the software in ways we might not understand and this will give us the opportunity to rectify the issues prior to actual commercial release.

Concurrent with the EMR software development, we plan to develop an automated software deployment system which will enable us to either run the software for licensed users on our servers, or sell our software to clients via the internet. Fixes and updates can also be easily deployed through this system, ensuring that all of our clients are running on the latest version.

We are budgeting $23,000 for the above noted development. We also plan to hire a contract sales consultant at a monthly cost of $3,000 or $9,000 in total commencing in the third quarter. His or her initial responsibilities will focus on the selection of several beta test clients to test our software prior to commercial sale.

Ms. Gallovicova will also be responsible for developing all job specifications for our third party contract software developers or firms. She will also lead the selection of the appropriate open source operating system and database software. She will be responsible for developing the specifications for the software and will select the user interfaces, and how the user interacts with all aspects of the EMR software. She will also be responsible for hiring the sales consultant, and will oversee the sales consultant in their role specifically as beta test subjects are selected and the marketing plan is developed.

Concurrent with the development and testing of our EMR software, our Officer and Director will also focus her efforts on securing suitable additional financing to complete the commercial development successfully launch our EMR software. We currently estimate that we will require $200,000 for our initial commercial launch and $50,000 for interoperability of our software with various third party diagnostic and vital signs monitor equipment companies. In conjunction with this task, we plan to:

     *    Identify potential financial/investment contacts
     * Create a comprehensive investment information package including our existing software features & functionality, competitive differences and current market overview, proposed automation with vital signs capabilities, overall software architecture (software map showing entire system), financing requirements and planned use of proceeds.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated within the next 12 months. There is no assurance we will ever reach that point.

RESULTS OF OPERATIONS

From the inception of our company on February 25, 2013 to March 31, 2013 (our first fiscal year end) we incurred a loss of $555 all of which was incurred for the incorporation of our company. We believe we will continue to incur losses into the foreseeable future as we develop our business.

PURCHASE OR SALE OF EQUIPMENT

We have not purchased or sold any plants or significant equipment, and have no plans to do so over the next 12 months.

REVENUES

We did not generate any revenues from February 25, 2013 (inception) to March 31, 2013. We will not be in a position to generate revenues for at least 18-24 months from the date hereof. Future revenue generation is dependent on the successful development and commercial launch of our EMR software. We currently estimate that we will require an additional financing of $200,000 to launch our product.

LIQUIDITY AND CAPITAL RESOURCES

Historically, we have financed our cash flow and operations solely from the sale of $15,000 of common stock to our director. Of the $15,000 we raised, $555 was used for operating activities since our inception on February 25, 2013. As of March 31, 2013, our resultant cash and net working capital balance was $14,445.


As of the date hereof, our net cash and working capital balance is $10,200. We believe our current cash and net working capital balance is only sufficient to cover our expenses for the next 4-6 months. If we cannot raise any additional financing prior to the expiry of this timeframe, we will be forced to cease operations and our business will fail.


Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $11,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

In order to achieve our stated business plan goals, we require the funding from this offering. We are a development stage company and have generated no revenue to date. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Even if we are successful in raising all of the funding under this offering, we will still not be in a position to generate any significant revenues or become profitable. We still must raise significant additional funding to continue with our business. The offering is only sufficient to enable us to develop our basic EMR software. We believe we will require an additional $200,000 for marketing expenses for the commercial launch of our basic EMR software and another 8-10 months and $50,000 to develop the software development kit for interoperability with third party monitoring equipment manufacturers.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of commercialization and further development are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

             CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with Goldman Accounting Services CPA, PLLC on accounting and financial disclosure matters.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                                                                             Date First Elected
     Name                  Position Held with the Company          Age          or Appointed
     ----                  ------------------------------          ---          ------------
Dana Gallovicova        President, CEO Secretary Treasurer         40          February 25, 2013
                        and Director

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

MS. DANA GALLOVICOVA, PRESIDENT, CEO, SECRETARY TREASURER AND MEMBER OF THE BOARD OF DIRECTORS

Ms. Gallovicova has been serving as our President, CEO, Secretary Treasurer and a Director since February 25, 2013. The term of her office is for one year and is renewable on an annual basis.

She received an Economics Diploma from the Business Academy of Kosice, Slovakia in 1991 and a Nursing Care Certificate from the Nursing College of Bratislava, Slovakia in 1995. She has acted as the Executive Assistant to the Mayor's Office for the City of Kosice, Slovakia since 2005. Kosice is the second largest city in Slovakia Republic with a population of approximately 250,000 inhabitants. Her duties include oversight of over 5,000 property tax accounts and she is responsible for assessments, invoicing and collections. She is also responsible for planning and organizing civic functions and events for the Mayor, and assists the City Manager with civic budgets, related presentations and business plans for the city. These experiences, qualifications and attributes have led to our conclusion that Ms. Gallovicova should be serving as a member of our Board of Directors in light of our business and structure.

She is currently devoting approximately 20 hours a week of his time to our company, and is planning to devote 40 hours per week if necessary during the next 12 months of operation.

She is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

COMMITTEES OF THE BOARD

We do not have an audit or compensation committee at this time.

FAMILY RELATIONSHIPS

None.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our sole director, executive officer and control person has not been involved in any of the following events during the past ten years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
     3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

CONFLICT OF INTEREST

Our sole officer or director is not subject to a conflict of interest.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our sole officer from our date of incorporation on February 25, 2013 to March 31, 2013, our first completed fiscal year end.

SUMMARY COMPENSATION TABLE

                                                                                        Change in
                                                                                         Pension
                                                                                         Value &
                                                                          Non-Equity   Nonqualified
                                                                          Incentive     Deferred       All
  Name and                                                                   Plan        Compen-      Other
 Principal                                            Stock      Option    Compen-       sation       Compen-
  Position             Year   Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)  sation($)  Totals($)
------------           ----   ---------  --------   ---------   ---------  ---------    -----------  ---------  ---------
Dana Gallovicova       2013       0         0           0           0          0             0           0          0
President, CEO
Secretary Treasurer

Since our date of incorporation to the date of this prospectus, our executive officer has not received and are not accruing any compensation. She anticipates this arrangement will remain in effect for the next 12 months. We have not entered into any employment or consulting agreements with our sole director and executive officer.

The following table sets forth information with respect to compensation paid by us to our director from our date of incorporation on February 25, 2013 to March 31, 2013, our first completed fiscal year end.

DIRECTOR COMPENSATION TABLE

                                                                     Change in
                                                                      Pension
                    Fees                                             Value and
                   Earned                           Non-Equity      Nonqualified     All
                     or                              Incentive        Deferred      Other
                   Paid in    Stock      Option        Plan         Compensation   Compen-
    Name           Cash($)   Awards($)  Awards($)  Compensation($)   Earnings($)   sation($)  Total($)
    ----           -------   ---------  ---------  ---------------   -----------   ---------  --------
Dana Gallovicova      0          0          0             0               0            0         0

All compensation received by our sole officer and director has been disclosed.

OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our sole officer and director.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans.

DIRECTORS COMPENSATION

We have no formal plan for compensating our director for his services in her capacity as director. Our director is entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Zlato other than services ordinarily required of a director. Since inception to the date hereof, no director received and/or accrued any compensation for her services as a director, including committee participation and/or special assignments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following is a table detailing the current shareholders of Zlato owning 5% or more of the common stock, and shares owned by our directors and officers as of July 22, 2013:

                                                               Amount and      Amount and
                                                                Nature of       Nature of
                                                               Beneficial      Beneficial
                                                                Ownership       Ownership
Title of    Name and Address of         Percent of Class        Prior to      Subsequent to
 Class       Beneficial Owner         Prior to Offering(2)      Offering        Offering
 -----       ----------------         --------------------      --------        --------
Common      Dana Gallovicova               5,000,000           5,000,000         100.00%

Common      Directors and officers
            as a group (1)                 5,000,000           5,000,000         100.00%

----------
1.   Represents beneficial ownership
2. Based on the total of 5,000,000 outstanding common shares as of the date hereof

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Gallovicova will not be paid for any underwriting services that she performs on our behalf with respect to this offering. She will not receive any interest on any funds that she may advance to us for expenses incurred prior to the offering being closed. Any funds that she may loan to our company will be repaid from the proceeds of the offering.

Ms. Gallovicova purchased 5,000,000 shares of our common stock for $0.003 per share. All of these shares are restricted securities, and are held by the sole officer and director of our Company. (See "Principal Stockholders".)

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of ZlatoInc.

We have audited the accompanying balance sheet of Zlato Inc. (a development stage company) (the"Company") as of March 31, 2013 and the related statements of operations, stockholders' equity, and cash flows for the period from February 25, 2013 (inception) to March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zlato Inc. as of March 31, 2013 and the results of its operations and its cash flows for the period from February 25, 2013 (inception) to March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company is a development stage company engaged in developing and then marketing electronic medical records software to small and medium sized physician offices and clinics. There is substantial doubt about the Company's ability to continue as a going concern because of the Company's uncertainty to raise capital and the uncertainty of management's ability to execute on its business plan. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Goldman Accounting Services CPA, PLLC
--------------------------------------------------
Goldman Accounting Services CPA, PLLC
Suffern, NY
May 14, 2013

                                   ZLATO INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                                                March 31, 2013
                                                                --------------
ASSETS

Current assets
  Cash                                                             $ 14,445
                                                                   --------

      Total current assets                                           14,445
                                                                   --------

Total assets                                                       $ 14,445
                                                                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities                                                  $     --
                                                                   --------
Stockholders' equity (Note 4,5)
  Authorized:
   75,000,000 common shares par value $0.001
  Issued and outstanding:
   5,000,000 common shares                                            5,000
  Additional paid-in capital                                         10,000
  Deficit accumulated during the development stage                     (555)
                                                                   --------

      Total stockholders' equity                                     14,445
                                                                   --------

Total liabilities and stockholders' equity                         $ 14,445
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

                                   ZLATO INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                  Date of
                                                             Incorporation on
                                                           February 25, 2013 to
                                                              March 31, 2013
                                                              --------------

REVENUE                                                        $        --
                                                               -----------
OPERATING EXPENSES
  Organization                                                         555
                                                               -----------

Loss before income taxes                                              (555)

Provision for income taxes                                              --
                                                               -----------

Net loss                                                       $      (555)
                                                               ===========
Basic and diluted loss per common share (1)

Weighted average number of common shares
 outstanding (Note 4)                                            5,000,000
                                                               ===========

----------
(1) less than $0.01


   The accompanying notes are an integral part of these financial statements.

                                   ZLATO INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                    Deficit
                                                                                  Accumulated
                                                Common Stock         Additional    During the        Total
                                             --------------------     Paid in     Development     Stockholders'
                                             Shares        Amount     Capital         Stage          Equity
                                             ------        ------     -------         -----          ------
Inception, February 25, 2013                      --      $    --     $    --       $      --      $      --

Initial capitalization, sale of
 common stock to Director at
 $0.003 per share on February 25, 2013     5,000,000        5,000      10,000              --         15,000

Net loss for the period                           --           --          --            (555)          (555)
                                           ---------      -------     -------       ---------      ---------

Balance March 31, 2013                     5,000,000      $ 5,00      $10,00        $    (555)     $  14,445
                                           =========      =======     =======       =========      =========


   The accompanying notes are an integral part of these financial statements.

                                   ZLATO INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                  Date of
                                                             Incorporation on
                                                           February 25, 2013 to
                                                              March 31, 2013
                                                              --------------
OPERATING ACTIVITIES
  Net loss for the period                                        $   (555)
                                                                 --------

Net cash used for operating activities                               (555)
                                                                 --------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock                           15,000
                                                                 --------

Net cash provided by financing activities                          15,000
                                                                 --------

Increase in cash during the period                                 14,445

Cash, beginning of the period                                          --
                                                                 --------

Cash, end of the period                                          $ 14,445
                                                                 ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                                     $     --
  Cash paid for interest                                         $     --


   The accompanying notes are an integral part of these financial statements.

                                   ZLATO INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2013


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on February 25, 2013. The Company is devoting substantially all of its present efforts to establish a new business. It is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included organization and capital formation. Management is planning to develop and then market electronic medical record software for small to medium sized physician offices and clinics.

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS
The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. In the opinion of management, all adjustments considered necessary for fair presentation have been included in the financial statements. All losses accumulated since inception has been considered as part of the Company's development stage activities.

DEVELOPMENT STAGE COMPANY
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

BASIS OF PRESENTATION
The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars. The Company has adopted a March 31 fiscal year end.

                                   ZLATO INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2013


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE
The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any options or warrants or similar securities since inception.

DIVIDENDS
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH
The Company's cash consists of funds deposited with its lawyer into the law firm's trust account.

FOREIGN CURRENCY TRANSLATION
The Company has adopted the US dollar as its functional and reporting currency because most of its transactions are denominated in US currency.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.

INCOME TAXES
A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax assets, will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                                   ZLATO INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2013


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has net losses from the date of incorporation on February 25, 2013 to March 31, 2013 of $555. The Company intends to fund its expenditures through equity financing arrangements, which may be insufficient to fund its proposed development expenditures, working capital and other cash requirements through the next fiscal year ending March 31, 2014.

The ability of the Company to emerge from the development stage and continue as a going concern is dependent upon the Company's successful efforts to raise sufficient capital for its business plans and then attaining profitable operations. In response to these issues, management has planned the following actions:

     - The Company is planning to file and clear a Registration Statement with the SEC to raise additional equity funds through a public offering.

     - Management is currently formulating plans to develop and sell electronic medical records software to generate future revenues. There can be no assurances, however, that management's expectations of future revenues will be realized.

                                   ZLATO INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2013


NOTE 3. GOING CONCERN (CONTINUED)

As of the date of the financial statements, there were no commitments for the additional equity funding. Management estimates the minimum amount of additional funding necessary to enable the Company to carry out its intended business plan and remain viable for at least the twelve months following the date of the financial statements is approximately $50,000. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 75,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On February 25, 2013 (inception), the Company issued 5,000,000 shares of its common shares to its President, Secretary Treasurer and Director for cash of $.003 per share or$15,000 in aggregate. See Note 5.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's officer and director is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On February 25, 2013, the Company issued 5,000,000 shares of its common stock to its President, Secretary Treasurer and Director for cash of $15,000. See Note 4.

NOTE 6.  INCOME TAXES

Net deferred tax assets are $0. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a 100% valuation allowance. Management believes it is likely that any deferred tax assets will not be realized.

                                   ZLATO INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2013


NOTE 6. INCOME TAXES (CONTINUED)

The Company has a net operating loss carry forward of approximately $555 which will expire by March 31, 2033.

NOTE 7. SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2013 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note that all costs are currently estimates.

Expenditure Item                                                      Amount
----------------                                                      ------
Legal Review and Opinion                                              $ 3,500
Audit and review Fees                                                   3,700
Edgar conversion fees and printing                                        800
Transfer agent                                                          2,500
                                                                      -------
TOTAL                                                                 $10,500
                                                                      =======

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Zlato allow for the indemnification of our officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Impact Explorations, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

                     RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion.

On February 25, 2013 Ms. Dana Gallovicova, our sole officer and Director, purchased 5,000,000 shares of our common stock for $0.003 per share or an aggregate of $15,000. No underwriters were used, and no commissions or other remuneration was paid except to Zlato. The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Ms. Gallovicova is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Zlato, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. The shares continue to be subject to Rule 144 of the Securities Act of 1933.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Number                             Description
------                             -----------
3.1      Articles of Incorporation. (1)
3.2      Bylaws. (1)
5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of securities being offered. (1)
10.1     Form of Subscription Agreement. (2)
23.1     Consent of Independent Auditor.
23.2     Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in
         Exhibit 5.1). (1)


----------
(1) Incorporated by reference to Registration Statement on Form S-1 (File No. 333-188610) filed with the Commission May 15, 2013.

(2) Incorporated by reference to Registration Statement on Fom S-1/A-1 (File No. 333-188610) filed with the Commission on July 2, 2013



                                  UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after The effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     i.   If the registrant is relying on Rule 430B (230.430B of this chapter):

          A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          B.   Each prospectus  required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be Part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1, as amended, and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Kosice, Slovak Republic on July 23, 2013.



/s/ Dana Gallovicova
-----------------------------------
Dana Gallovicova
President, CEO Secretary/Treasurer,
Principal Executive, Financial and
Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.




/s/ Dana Gallovicova                                               July 23, 2013
-----------------------------------
Dana Gallovicova
Director
Principal Executive, Financial and
Accounting Officer

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------
3.1          Articles of Incorporation. (1)
3.2          Bylaws. (1)
5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of securities being offered. (1)
10.1         Form of Subscription Agreement. (2)
23.1         Consent of Independent Auditor.
23.2         Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in
             Exhibit 5.1). (1)


----------
(1) Incorporated by reference to Registration Statement on Form S-1 (File No. 333-188610) filed with the Commission May 15, 2013.

(2) Incorporated by reference to Registration Statement on Fom S-1/A-1 (File No. 333-188610) filed with the Commission on July 2, 2013